SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2013 (June 6, 2013)

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

COMMISSION FILE: 000-31659

DELAWARE	86-0824673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 812-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

(a) On June 6, 2013, the Company held its Annual Stockholders Meeting.

(b) James Ledwith, Susan Swenson and General John Wakelin were each re-elected, elected and re-elected, respectively, to the Board of Directors for a three (3) year term expiring at the 2016 Annual Meeting of Stockholders. In addition, the Company’s stockholders were asked:

•	To amend the Company’s 2000 Employee Stock Purchase Plan (the “2000 Employee Stock Purchase Plan”) to increase the number of shares issuable under the plan;

•	To amend the Company’s 2009 Omnibus Incentive Compensation Plan (the “2009 Incentive Plan”) to increase the number of shares issuable under the plan;

•	To hold an advisory vote to approve the compensation of the Company’s named executive officers; and

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.

The results with respect to the proposals were as follows:

Proposal	Vote results	Vote type	Voted	Voted (%)	0/S (%)
JAMES LEDWITH	Re-elected	For	12,977,297	75.48	38.28
		Withheld	4,215,459	24.52	12.44
		Non Votes	12,057,850		35.58
		Uncast	0		0.00
SUSAN SWENSON	Elected	For	14,746,117	85.77	43.50
		Withheld	2,446,639	14.23	7.22
		Non Votes	12,057,850		35.58
		Uncast	0		0.00
GENERAL JOHN WAKELIN	Re-elected	For	12,978,497	75.49	38.29
		Against	4,214,259	24.51	12.43
		Non Votes	12,057,850		35.58
		Uncast	0		0.00
2000 EMPLOYEE STOCK PURCHASE PLAN	Approved	For	14,505,850	84.37	42.79
		Against	2,579,982	15.01	7.61
		Abstain	106,924	0.62	0.32
		Non Votes	12,057,850		35.58
		Uncast	0		0.00
2009 INCENTIVE PLAN	Approved	For	10,589,420	61.59	31.23
		Against	6,502,591	37.82	19.19
		Abstain	100,745	0.59	0.30
		Non Votes	12,057,850		35.58
		Uncast	0		0.00
EXECUTIVE COMPENSATION	Approved	For	15,632,761	90.92	46.12
		Against	1,442,098	8.39	4.25
		Abstain	117,897	0.69	0.35
		Non Votes	12,057,850		35.58
		Uncast	0		0.00
AUDITORS	Approved	For	27,994,873	95.71	82.59
		Against	903,443	3.09	2.67
		Abstain	352,290	1.20	1.04
		Non Votes	0		0.00
		Uncast	0		0.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

Date: June 12, 2013	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President of Business Affairs & General Counsel and Corporate Secretary